Exhibit 99.1

Cord Blood America Announces 2014 Third Quarter Financial Results

Revcenue Increased 25%, Net Income Increases by $1.13 Million to $.54 Million From Continuing Operations

Cord Blood America, Inc. (www.cordblood-america.com) (OTC Bulletin Board: CBAI) ("CBAI" or the "Company") today announced financial results for the quarter ended September 30, 2014.

Third Quarter 2014 Highlights:

●	On September 29, 2014, the Company sold its ownership stake in BioCells for $705,000. Continuing operations reflects the exclusion of BioCells operations.
●	Revenue from continuing operations increased 25% to $1.2 million from $.96 million in the same period of 2013.
●
Recurring revenues from continuing operations increased approximately 5% for the three months ended September 30, 2014 to $.63 million compared to the prior year period and now represents over 53% of total revenue.

●	Net income from continuing operations increased by $1.13 million to $0.54 million versus an operating loss of $0.59 million for the comparative three month period.
●	Cash at the end of the third quarter totaled $.70 million, up 17% from $.60 million at the end of the third quarter 2013.

Joseph Vicente, President of Cord Blood America, Inc. commented “We made the decision to divest our BioCells subsidiary during the third quarter of 2014, and our positive financial results from continuing operations validate this decision with the tangible impact it has had increasing our profitability.  It has also allowed us to focus on the areas of profitable growth in our domestic Cord operations from enrollment fees, recurring storage revenue across multiple products and tissue related product sales where we saw an increase of over 180% in the third quarter from the year ago period.  We believe we have positioned the company to have a significantly broader product base diversifying our revenue.  We have also been able to ramp our sales and marketing efforts to support this product base, and are excited about the opportunities this has already culminated in for the company which we look forward to updating the investment community on as they progress.”

When reviewing the Results of Operations for both the Three and Nine Months Ended September 30, 2014, the results are on a consolidated basis and continuing operations which reflect our business going forward will be referenced as “Cord”. A full breakdown of consolidated financial results, discontinued operations and continuing operations can be found in our 10-Q.

Results of Operations for the Three-Months Ended September 30, 2014

For the three months ended September 30, 2014, total revenue decreased to approximately $1.20 million from $1.49 million, a decrease over the same period of 2013 related to the sale of Bio.

For Cord, there was an increase in its total revenues from $0.96 million to $1.20 million, or a 25% increase over the prior comparative three month period. Processing fees, recurring storage fees and tissue related product sales increased 5%, 5% and 187% respectively over the prior comparative three month period. The Company remains focused on strategic organic growth which management hopes will provide sustainable operating cash flows and positive operating income.

Gross profit decreased by approximately $0.24 million to $0.77 million for the period ending September 30, 2014 from the prior three month period of 2013.

For Cord, gross profit increased from $0.68 million to $0.78 million, or 14%, for the comparative three month period. The Company anticipates that through the growth and expansion of its Cord business, tighter cost controls and continuing efficiencies in its own facilities, direct costs should decrease and gross profits should improve.

Administrative and selling expenses for the three months ended September 30, 2014 were $0.75 million as compared to $1.27 million for the comparative period of 2013. These expenses are primarily related to marketing/advertising, professional services, allocated facility related expenses and wages for personnel. The Company continues to evaluate its expenses and their relationship to revenues for alignment.

The Company's net income from operations was $0.54 million versus an operating loss of $0.59 million for the comparative three month period.

The Company's net income was $1.51 million for the period ended September 30, 2014 compared to the comparative three month period net loss of $0.59 million. This increase in net income was related to a one time gain from discontinued operations associated with the BioCells sale of $966,712.

Results of Operations for the Nine-Months Ended September 30, 2014

For the nine months ended September 30, 2014, the Company's total revenue decreased to approximately $3.13 million from $4.43 million over the same period of 2013 due to the sale of Bio. Revenues are generated primarily from new enrollment/processing fees, recurring storage fees and tissue related product sales.

For Cord, there was an increase in its total revenues from $2.82 million to $3.14 million, or a 10% increase over the prior comparative nine month period. Processing fees decreased less than 1% while recurring storage fees increased 7% and tissue related product sales increased 61% over the prior comparative nine month period. Gross profit decreased by approximately $0.83 million to $2.15 million from the prior comparative nine month period.

For Cord, gross profit increased from $2.08 million to $2.15 million, or 4%, for the comparative nine month period. The Company anticipates that through the growth and expansion of its Cord business, tighter cost controls and continuing efficiencies in its own facilities, direct costs should decrease and gross profits should improve.

Administrative and selling expenses for the nine months ended September 30, 2014 were $2.41 million as compared to $3.54 million for the comparative period of 2013. These expenses are primarily related to marketing/advertising, professional services, allocated facility, including utilities, expenses, and wages for personnel. Depreciation and amortization are included as an administrative expense. For the nine month period, depreciation and amortization was $0.40 million versus $0.54 million for the prior comparative period of 2013.

The Company's loss from operations was $0.55 million versus an operating loss of $1.69 million for the comparative nine month period.

The Company's net income was $0.22 million for the period ended September 30, 2014 compared to the comparative period net loss of $1.41 million. This increase in net income was related to a one time gain from discontinued operations associated with the BioCells sale of $766,995.

About Cord Blood America

Cord Blood America, Inc. is the parent company of CorCell Companies, Inc. which, along with Cord Blood America, Inc., facilitates umbilical cord blood and cord tissue stem cell processing and storage for expectant parents and their children.  Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. and CorCell Companies, Inc., visit our websites: http://www.cordblood-america.com/ for investor information and http://www.corcell.com/ for customer information.

Forward-Looking Statements

Some statements made in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect,'' "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry, new stem cell treatments, and Cord Blood America's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Additional risks are identified and described in the Company's public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

Investor Contact:	Cameron Donahue
Hayden IR
(651) 653-1854
cameron@haydenir.com

SOURCE Cord Blood America, Inc.
Web Site: http://www.cordblood-america.com